Exhibit 99.1

EVERGY ANNOUNCES 2nd QUARTER 2018 RESULTS
COMPANY DECLARES QUARTERLY DIVIDEND

Kansas City, MO., Aug. 8, 2018 - Evergy, Inc. (NYSE: EVRG) today announced second quarter 2018 earnings of $102 million, or $0.56 per share, compared with earnings of $72 million, or $0.50 per share, for the second quarter of 2017.
In June 2018, Westar Energy and Great Plains Energy, the parent company of Kansas City Power & Light (KCP&L) and KCP&L Greater Missouri Operations (GMO), completed their merger to create Evergy. Evergy’s second quarter earnings include Westar’s earnings for the full period and KCP&L and GMO’s earnings beginning in June 2018. Comparison to 2017 earnings are based on Westar’s earnings for that period.
Higher Westar retail sales, lower income tax expense, and the inclusion of KCP&L and GMO earnings positively affected second quarter results. Those gains were partially offset by merger related costs and reductions of revenue for customer bill credits incurred in June 2018 following the merger close.
Second quarter 2018 Pro Forma earnings, which reflect the consolidated operations of Evergy as if the merger had taken place on January 1, 2017 and exclude non-recurring merger-related costs, were $244 million, or $0.90 per share, compared with earnings of $161 million, or $0.59 per share for the second quarter of 2017.
Revaluing Westar’s deferred income taxes based on Evergy’s composite tax rate and increased sales, due primarily to warm weather, contributed to the increase in pro forma earnings.
“Evergy’s second quarter results reflect strong execution across both companies,” said Terry Bassham, president and chief executive officer of Evergy. “Following the completion of our merger, Evergy is well positioned to provide attractive total shareholder returns while maintaining competitive energy prices, excellent customer service and innovative solutions for our customers.”
Dividend Declaration
The Board of Directors declared a dividend of $0.46 per share payable on September 20, 2018, on the Company’s common stock. The dividends are payable to shareholders of record as of August 29, 2018.
Earnings Conference Call
Evergy management will host a conference call Thursday, August 9 with the investment community at 10:00 a.m. ET (9:00 a.m. CT). Investors, media and the public may listen to the conference call by dialing (888) 353-7071, conference ID 9681768. A webcast of the live conference call will be available at www.evergyinc.com.

Members of the media are invited to listen to the conference call and then contact Gina Penzig with any follow-up questions.
This earnings announcement, a package of detailed second-quarter financial information, the company's quarterly report on Form 10-Q for the period ended June 30, 2018, and other filings the company has made with the Securities and Exchange Commission are available on the Company's website at www.evergyinc.com.
About Evergy
Evergy, Inc. (NYSE: EVRG), through its operating subsidiaries, Kansas City Power & Light Company (KCP&L) and Westar Energy, Inc, provides clean, safe and reliable energy to 1.6 million customers in Kansas and Missouri. The 2018 combination of KCP&L and Westar Energy to form Evergy created a leading energy company that provides value to shareholders and a stronger company for customers.
Evergy’s mission is to empower a better future. Today, half the power supplied to homes and businesses by Evergy comes from emission-free sources, creating more reliable energy with less impact to the environment. We will continue to innovate and adopt new technologies that give our customers better ways to manage their energy use.
For more information about Evergy, Inc., visit us at www.evergyinc.com.
Unaudited Pro Form Financial Information
The unaudited pro forma financial information included in this press release has been presented for informational purposes only and is not necessarily indicative of Evergy's consolidated results of operations that would have been achieved or the future consolidated results of operations of Evergy. The unaudited pro forma financial information should be read in conjunction with Evergy’s quarterly report on Form 10-Q for the period ended June 30, 2018.
Forward Looking Statements
Statements made in this press release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to the merger of Great Plains Energy Incorporated (Great Plains Energy) and Westar Energy, Inc. (Westar Energy) that resulted in the creation of Evergy, Inc. (Evergy), including those that relate to the expected financial and operational benefits of the merger to the companies and their shareholders (including cost savings, operational efficiencies and the impact of the merger on earnings per share), cost estimates of capital projects, dividend growth, share repurchases, balance sheet and credit ratings, rebates to customers, employee issues and other matters affecting future operations.
In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Evergy, Westar Energy and KCP&L are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in regional, national and international markets and their effects on sales, prices and costs; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Evergy, Westar Energy and Kansas City Power & Light Company (KCP&L); changes in business strategy, operations or development plans; the outcome of contract negotiations for goods and services; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates that Westar Energy and KCP&L can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including, but not limited to, cyber terrorism; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather-related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects; Evergy's ability to successfully manage and integrate its transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; the possibility that the expected value creation from the merger will not be realized, or will not be realized within the expected time period; difficulties related to the integration of the two companies; disruption from the merger making it more difficult to maintain relationships with customers, employees, regulators or suppliers; the diversion of management time; and other risks and uncertainties.
This list of factors is not all-inclusive because it is not possible to predict all factors. Additional risks and uncertainties are discussed in annual reports on Form 10-K filed by Great Plains Energy and Westar, and from time to time in quarterly reports on Form 10-Q and annual reports on Form 10-K filed by Evergy with the SEC. Each forward-looking statement speaks only as of the date of the particular statement. Evergy undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact: Cody VandeVelde Director, Investor Relations Phone: 785-575-8227 Cody.VandeVelde@evergyinc.com	Media Contact: Gina Penzig Manager, Media Relations Phone: 785-575-8089 Gina.Penzig@westarenergy.com Media line: 888-613-0003